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                                                                    EXHIBIT 99.1

                                     FORM OF
                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated ________, 1996, by and between BOSTON PRIVATE BANCORP, INC., a Massachusetts corporation (the "Company"), and the investor named on the signature page hereof (the "Investor").

                               W I T N E S S E T H

     WHEREAS, the Company is offering for sale up to 750,000 shares (the "Shares") of its Common Stock (as defined below) at the price of $_______ per share (the "Per Share Purchase Price"), pursuant to a Private Placement Memorandum dated November 18, 1996 (the "Memorandum"), this transaction generally being herein referred to as the "Private Placement"; and

     WHEREAS, the Investor desires to purchase from the Company shares of Common Stock on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. Unless specifically defined herein, capitalized terms used herein have the meaning ascribed to such terms in the Memorandum except that, unless the context requires otherwise, the following terms have the meanings indicated:

     "Business Day" means any day except Saturday, Sunday and any day which shall be in Boston, Massachusetts or New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

     "Investor Shares" shall mean the shares of Common Stock subscribed for hereunder by the Investors, together with any shares of Common Stock issued in respect of such shares pursuant to a dividend or distribution, stock split, recapitalization, or similar transaction.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Placement Agent" means Keefe, Bruyette & Woods, Inc.

     "Placement Agent Agreement" means the Placement Agent Agreement dated as of November 18, 1996 between the Company and Keefe, Bruyette & Woods, Inc., as placement agent.


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     2.   Purchase of Common Stock; Subsequent Sale.
          -----------------------------------------

          (a)  Purchase

               (i) Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and the Investor agrees that it will purchase from the Company, at the Per Share Purchase Price, __________ Shares (the "Investor Shares") for an aggregate purchase price of $_______ (the "Aggregate Purchase Price"). The Shares are being offered pursuant to the Memorandum.

               (ii) The Company proposes to enter into a similar form of Stock Purchase Agreement with other investors (the "Other Investors"). The Investor and the Other Investors are hereinafter referred to collectively as the "Investors."

               (iii) The Investor understands that the Company will notify it whether this subscription has been accepted or rejected. The Investor further understands and agrees that the Company reserves the right to accept or reject subscriptions (in whole or in part), and that this subscription may be accepted or rejected (in whole or in part) at any time for any reason whatsoever by the Company, as it shall deem necessary or appropriate.

          (b)  Subsequent Sale

               (i) During the period beginning on the date hereof and continuing until the Closing, the Investor will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Common Stock or interests therein without the prior written consent of the Company.

     3.   Representations, Warranties, Covenants and Agreements.
          -----------------------------------------------------

          (a)  The Investor represents, warrants and agrees as follows:

               (i) The Investor has received and reviewed a copy of the Memorandum, and all appendices and supplements (if any) thereto, relating to the Shares and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Memorandum, and the Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares. The Investor has had access to such financial and other information and has had the opportunity to ask questions and receive answers as deemed necessary in respect of the decision to purchase the Shares, and has consulted with advisors concerning the proposed investment in the Company. The Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption "RISK FACTORS" in the Memorandum.


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               (ii) The Investor has made an investigation as to whether or not to invest in the Shares and, in making the decision to so invest, is not in any way relying on the fact that any other Person has decided to invest in the Shares.

               (iii) The Investor represents that the Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased by such Investor) is a sophisticated investor or is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), as certified by the Investor pursuant to the Investor Questionnaire attached hereto as Annex I. The Investor further represents that the Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Shares and can bear the economic risk of loss of the entire investment in the Shares being purchased.

               (iv) The Investor understands and expressly acknowledges and agrees that none of the Shares has been, or will be, registered or qualified under the Securities Act, or under any applicable securities laws of any State of the United States ("Applicable State Law") and therefore may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless any exemptions from the registration requirements of the Securities Act and Applicable State Law are available, in each case to the extent permitted by the terms of this Agreement.

               (v) The Investor understands and agrees that all certificates representing the Investor Shares shall bear a legend which will be substantially in the form of the following:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

               (vi) The Investor (or, if applicable, each managed account on whose behalf the Investor Shares are being purchased by the Investor) will acquire the Investor

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Shares pursuant to this Agreement for its own account for investment and not with a view to, or in connection with, the resale or distribution thereof or in any arrangement or understanding with any other persons regarding the distribution of such Shares in violation of the Securities Act.

               (vii) The Investor hereby covenants and agrees with the Company not to make any sale of the Investor Shares without causing the prospectus delivery requirement under the Securities Act to be satisfied or otherwise complying with the Securities Act, and the Investor acknowledges and agrees that the Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Investor Shares is accompanied by (1) a separate certificate (i) in the form of Annex V hereto,
(ii) executed by an officer of, or other authorized person designated by, the Investor, and (iii) to the effect that (A) the Investor Shares have been sold in accordance with a registration statement pursuant to Section 8 and (B) the requirement of delivering a current prospectus has been satisfied; or (2) an opinion of counsel reasonably satisfactory to the Company stating that registration is not required under the Securities Act. The Investor acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of a registration statement in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the Securities and Exchange Commission (the "Commission") requirements that would make it impractical or unadvisable to cause the registration statement or such filings to be made or to become effective or to amend or supplement the registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); PROVIDED, HOWEVER, that such suspension shall not be for a period of more than 30 consecutive trading days during any one (1) period or more than 60 trading days in any one (1) year period. The Investor hereby covenants and agrees that it will not sell any Investor Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Investor written notice of the suspension of the use of said prospectus and ending the earlier of 30 consecutive trading days after such notice or the date on which the Company gives the Investor written notice that the Investor may thereafter effect sales pursuant to said prospectus.

               (viii) The execution and delivery of this Agreement by the Investor and the performance of this Agreement and the consummation by the Investor or the Investor's advisory clients, as the case may be, of the transactions contemplated hereby have been duly authorized by all necessary (corporate, in the case of a corporation) action of the Investor and, if applicable, the Investor's advisory clients; and this Agreement, when duly executed and delivered by the Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Investor or any of the Investor's advisory clients, as the case may be, except as such enforceability may be limited by bankruptcy, insolvency,

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reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Investor in Section 8(d) hereof may be legally unenforceable.

               (ix) The Investor represents that:

                    (1) If the Investor is a corporation, it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to perform its obligations under this Agreement. The person executing this Agreement on behalf of the Investor is authorized to act for the Investor in subscribing for the Shares.

                    (2) If the Investor is a corporation acting in an advisory capacity, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement.

                    (3) If the Investor is a trust, the trustee thereunder has been duly appointed as trustee of such Investor with full power and authority to act on behalf of such Investor and to perform the obligations of such Investor under this Agreement. Furthermore, the trustee under such trust has independently determined that the purchase of the Investor Shares is a suitable investment for such trust as authorized by the terms thereof and applicable laws and regulations.

                    (4) If the Investor is a limited partnership, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.

                    (5) If the Investor is a limited partnership acting in an advisory capacity, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to act on behalf of its advisory clients under this Agreement.

                    (6) If the Investor is a corporation, partnership, trust or other form of business entity, the execution and delivery of this Agreement will not contravene or result in a default under any provision of existing law or regulations to which the Investor is subject, the provisions of its trust instrument, charter, by-laws or other governing documents or any indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound and does not require on its part any approval, authorization, license or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained or duly made.


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                    (7) If the Investor is an individual, the Investor has full power and authority to perform its obligations under this Agreement.

               (x) The Investor agrees to complete and execute and return to the Company (a) the Investor Questionnaire attached as Annex I to this Agreement if the Investor is investing in Shares as an "accredited investor;" (b) if the Investor is acting on behalf of a managed account in the purchase of any Investor Shares, the Managed Accounts Representation Letter attached as Annex II to this Agreement; and (c) the Registration Statement Questionnaire attached as Annex IV, in each case together with an executed signature page to this Agreement. The Investor represents and warrants that the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement (as defined in Section 8). The Investor further represents and warrants that it is not purchasing the Investor Shares on behalf of any managed account other than as listed in the Managed Account Representation Letter.

               (xi) The Investor has not entered into any contracts, arrangements, understandings or relationships (written or otherwise) with any other Person or Persons (other than the Company) with respect to any securities of the Company (including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies) or the operations, management or control of the Company; the Investor is not bound together, under common control with, in a common enterprise with, or otherwise acting in concert with, any other Person or Persons in connection with the transactions contemplated by this Agreement; and the Investor does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities.

               (xii) Except as otherwise set forth in Annex III: (i) as of ____________, 1996, the Investor did not beneficially own any shares of Common Stock; and (ii) as of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock.

               (xiii) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for the Investor to enter into this Agreement or otherwise purchase the Investor Shares.

          (b)  The Company hereby represents, warrants and agrees as follows:

               (i) The Company and each of its subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to perform its obligations under this Agreement.

               (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby

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have been duly authorized by all necessary action of the Company; and this
Agreement, when duly executed and delivered by the Investor, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as the indemnification and contribution agreements of the Company in Section 8(d) hereof may be legally unenforceable.

               (iii) The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated hereby and in accordance with the terms of the Memorandum, the Investor Shares will be validly issued, fully paid and nonassessable.

               (iv) The execution and delivery of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not violate the Articles of Incorporation of the Company, or the By-Laws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Investor Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Federal or state securities or "blue sky" laws or, with respect to requirements applicable to the Investor.

     4. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein and in the certificates for the Investor Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Investor of the Investor Shares being purchased and the payment therefor.

     5. CLOSING CONDITIONS. The respective obligations of the Investor and the Company, as the case may be, to consummate the purchase and sale of the Investor Shares shall be subject, in the discretion of the Company or the Investor, as the case may be, to the condition that all representations and warranties and other statements of the other party contained herein are, at and as of the Closing (as defined below), true and correct in all

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material respects and the condition that the other party shall have performed all of its obligations theretofore to be performed in all material respects.

     6.   Subscription and Method of Payment.
          ----------------------------------

                  (a) Upon satisfaction of the conditions set forth in Section 5, a closing will be held at a time and place to be designated in writing (the "Notice") by the Company (the "Closing") to the Placement Agent at least five Business Days prior to the date on which the Closing is scheduled. The Notice shall include notification of the date of the Closing and the number of Investor Shares to be purchased by the Investor pursuant to Section 2. The delivery of the Investor Shares, against payment therefor in the manner contemplated by clauses (b) and (c) hereof, shall take place at the time, date and place specified in the Notice.

                  (b) Prior to Closing, the Investor Shares to be purchased by the Investor hereunder, registered in the name of the Investor or its nominees, as the Investor may specify at least three Business Days prior to the Closing, shall be delivered by or on behalf of the Company to the Investor, for the Investor's account, against delivery by the Investor of the Aggregate Purchase Price therefor in immediately available funds in the form of one or more federal funds checks or a wire transfer to an account designated by the Company in the Notice.

     7.   Termination.
          -----------

          (a) The respective obligations of the Investor and the Company to consummate the purchase and sale of the Shares shall terminate on the earlier of
(i) the date on which the Company notifies the Investor in writing that the Company has made a good faith determination that the conditions cannot be satisfied by the Termination Date (as defined below) as it may have been extended or (ii) December 15, 1996 (the "Termination Date"), subject to the Company's right to extend in its sole discretion the Termination Date to a date not later than December 31, 1996.

          (b) The Company and Investor hereby agree that any termination of this Agreement pursuant to clause (a) hereof (other than termination in the event of a breach of this Agreement or misrepresentation of any of the statements made herein by the Investor) shall be without liability of the Company or the Investor.

     8.   Registration of the Shares; Compliance with the Securities Act.
          --------------------------------------------------------------

          (a)  Registration Rights; Registration Procedures and Expenses.
               ---------------------------------------------------------

               (i) If at any time or times after the date hereof, the Company shall determine or be required to register any shares of its Common Stock for sale under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders of the Company (a "secondary offering") or both), but not in connection with a registration effected solely to

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implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, the Company shall:

                    (1) Promptly give written notice thereof to each of the Investors.

                    (2) Use its best efforts to effect the registration under the Securities Act of all Investor Shares (but not any other shares) which such Investors request to be registered in a writing delivered to the Company within 20 days after such Investors' receipt of the notice referred to above.

                    (3) In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (i) the Company shall not be required to include any Investor Shares in such underwriting unless the Investors thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it, and (ii) if the underwriter(s) determines that marketing factors require a limitation on the number of Investor Shares to be offered, the Company shall not be required to register Investor Shares of the Investors in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, and in the event of any such limitation the number of Investor Shares of any Investor requesting inclusion in such registration shall be based upon the relative holdings of Common Stock of all Investors requesting such registration (and if any Investor would thus be entitled to include more Investor Shares than such Investor requested to be registered, the excess shall be allocated among other requesting Investors pro rata based upon their relative holdings of Common Stock). All expenses relating to the registration and offering of Investor Shares pursuant to this Section 8(a)(i) shall be borne by the Company, except that the Investors shall bear underwriting and selling commissions attributable to their Investor Shares being registered and any transfer taxes on shares being sold by such Investors.

               (ii) The Company shall:

                    (1) Prepare and file with the Commission within thirty (30) days of the Closing a registration statement (the "Registration Statement") to enable the sale of the Investor Shares by the Investor from time to time through the automated quotation system of the Nasdaq SmallCap Market or in privately-negotiated transactions or otherwise.

                    (2) Use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective as soon as possible after filing thereof.

                    (3) Promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a

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period not exceeding the third anniversary of the Closing, or such shorter period which will terminate on the earlier of the date when (i) the Shares held by the Investor may be sold without registration under the Securities Act or
(ii) all of the Shares covered by such Registration Statement have been sold pursuant to such Registration Statement or withdrawn.

                    (4) Promptly furnish to the Investor with respect to the Investor Shares registered under the Registration Statement (and to each underwriter, if any, of such Investor Shares) such number of copies of the Registration Statement and any amendment thereof and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to keep the Investor apprised of the progress of the registration process and to facilitate the public sale or other disposition of all or any of the Investor Shares by the Investor.

                    (5) Promptly file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and reasonably required by the Investor in order to resell its Investor Shares, PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                    (6) Promptly inform the Investor when any stop order by the Commission has been issued with respect to the Investor Shares and use its best efforts to promptly cause such stop order to be withdrawn.

                    (7) Bear all expenses in connection with the procedures in subparagraphs (1) through (6) of this Section 8(a)(ii) and the registration of the Investor Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisors to the Investor, PROVIDED that the Company shall pay the reasonable fees and expenses of one counsel to the Investors purchasing Shares in the Private Placement.

                    (8) Take such other actions as may reasonably be necessary to effect the registration of the Investor Shares in accordance with the terms of this Agreement and to allow such Investor Shares to trade in the same market system or exchange where the Company's Common Stock then trades.

                    (9) File the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Investor Shares, make publicly available other information so long as necessary to permit sales under Rule 144 under the 1933 Act), all to the extent required from time to time to enable the Investor to sell Investor Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission; PROVIDED, HOWEVER, that nothing in this Agreement shall require the Company to file reports under the Securities Act or the Exchange Act, to register any of its securities under the Exchange Act, or to make publicly

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available any information concerning the Company at any time when it is not required by law or by any agreement by which it is bound to do any of the foregoing.

A questionnaire related to the Registration Statement to be completed by the Investor is attached hereto as Annex IV.

          (b) EXCHANGE OF LEGENDED CERTIFICATES. Following the effective date of the Registration Statement or any registration statement filed in connection with Section 8(a)(i), unless at such time a stop order is imposed by the Commission or the effectiveness of such registration statement is for any other reason suspended, all requirements with respect to legends on the certificates evidencing the Investor Shares will cease to apply on the sale thereof, and certificated Investor Shares without legends will be available to the Investor within five trading days after the Company's receipt of a request for such unlegended certificates and the Investor's surrender of the legended certificates to the Company's transfer agent accompanied by a separate certificate in the form of Annex V hereto.

          (c) TRANSFER OF SHARES. The Investor agrees not to effect any disposition of the Shares or the right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in Sections 8(a)(i) and (ii) or pursuant to an exemption from registration under the Securities Act. The Investor agrees to promptly notify the Company of any changes in the information set forth in any registration statement regarding the Investor Shares or in the Memorandum.

          (d) INDEMNIFICATION AND CONTRIBUTION. For the purpose of this Section 8(d):

               (i) The term "Selling Shareholder" shall include the Investor, officers, directors, trustees, or any affiliate of such Investor and each person, if any, who controls the Selling Shareholder within the meaning of the Securities Act;

               (ii) The term "Registration Statement" shall include (i) the Registration Statement and any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement and (ii) any registration statement filed in connection with Section 8(a)(i) and any final prospectus, exhibit, supplement or amendment included in or relating to such registration statement; and

               (iii) The term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any

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untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 3(a) and 8(c) hereof respecting sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

     The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 3(a) and 8(c) hereof respecting sale of the Shares, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, PROVIDED, HOWEVER, that such Investor shall not be liable in any such case to the extent that the Investor has furnished in writing to the Company information expressly for use in such Registration Statement or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company prior to the filing of the Registration Statement, and if thereafter, has notified the Company of such information immediately upon its occurrence or the Investor's knowledge of its occurrence. The Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Shares giving rise to such indemnification obligation.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8(d), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; PROVIDED, HOWEVER, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

     If the indemnification provided for in this Section 8(d) from the indemnifying person is unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8(d), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Investor shall be required to contribute any amount in excess of the dollar amount of the proceeds received by such Investor upon the sale of the Shares giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 4 or this Section 8 upon the transferability of the Investor Shares shall cease and terminate as to any particular number of the Investor Shares when such Investor Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the registration statement covering such Investor Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not reasonably necessary in order to comply with the Securities Act.

          (f) INFORMATION AVAILABLE. So long as a registration statement is effective covering the resale of the Investor Shares, the Company will furnish to the Investor:

               (i) As soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within one hundred twenty (120) days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K or equivalent form, (iii) its Quarterly Reports to Shareholders, (iv) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q or equivalent form, and (v) a full copy of the particular registration statement covering the Shares (the foregoing, in each case, excluding exhibits);

               (ii) Upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (i) of this Section 8(f) and all other information that is made available to shareholders; and

               (iii) Upon the reasonable request of the Investor, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the registration statement covering the Investor Shares and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

     9.   Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Investor may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

          (b) The Investor agrees that it may not terminate or revoke this Agreement or any agreement, offer or commitment made hereunder.

          (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties.

          (d) THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. FURTHERMORE, EACH INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (e) Time is of the essence with respect to all provisions of this Agreement.

          (f) By executing this Agreement below, the Investor agrees to be bound by all of the terms, provisions, warranties, covenants and conditions contained herein. Upon acceptance by the Company, this Agreement shall be binding on both parties hereto.

          (g) All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

          (h)  if to the Company, to:

               Boston Private Bancorp, Inc.
               Ten Post Office Square
               Boston, Massachusetts 02109
               Attn:  Corporate Secretary

               with a copy mailed to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attn:  William P. Mayer, Esq.

or to such other person at such other place as the Company shall designate to the Investor in writing; and if to the Investor, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

          (i) The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          (j) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        BOSTON PRIVATE BANCORP, INC.


                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:


Accepted and Agreed as of the date
first above written:

------------------------------------
Name of Investor (Print)


By:
   ---------------------------------
   Name:
   Title

Address:
        ----------------------------

        ----------------------------

        ----------------------------

Telephone:
          --------------------------
Facsimile:
          --------------------------

Nominee (name in which Investor Shares are to
be registered, if different than name of
Investor)
         ---------------------------

Address of Nominee:

------------------------------------

------------------------------------

------------------------------------

Taxpayer I.D. Number:
                     ---------------
(if acquired in the name of a nominee, the taxpayer I.D. number of such nominee)

Designated Bank
               ----------------------
Address
       ------------------------------
ABA No.
       ------------------------------
Account No.
           --------------------------
Attention
         ----------------------------

                   EACH INVESTOR EXECUTING THESE PURCHASE
                   AGREEMENT SIGNATURE PAGES ON BEHALF OF ONE
                   OR MORE MANAGED ACCOUNTS SHOULD PROVIDE
                   THE NAME OF, AND FOREGOING INFORMATION WITH
                   RESPECT TO, EACH SUCH MANAGED ACCOUNT.

                                                                         ANNEX I
                                                                         -------


                             INVESTOR QUESTIONNAIRE


     The Shares are being offered for sale to "accredited investors" as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Act").

     The undersigned entity certifies that it (and each managed account on whose behalf Investor Shares are being purchased by it) is an "accredited investor" because it is (check one or more items below):

          (a)  a bank as defined in section 3(a)(2) of the Act whether acting in
-----          its individual or fiduciary capacity;

          (b)  a savings and loan association or other institution as defined in
----- section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

          (c)  a broker dealer registered pursuant to section 15 of the
-----          Securities Exchange Act of 1934, as amended;

          (d)  an insurance company as defined in section 2(13) of the Act;
-----
          (e)  an investment company registered under the Investment Company Act
-----          of 1940, as amended (the "1940 Act");

          (f)  a business development company as defined in section 2(a)(48) of
-----          the 1940 Act;

          (g)  a Small Business Investment Company licensed by the U.S. Small
----- Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

          (h)  a plan established and maintained by a state or its political
----- subdivision for the benefit of its employees, provided that such plan has total assets in excess of $5,000,000;

          (i)  an employee benefit plan within the meaning of Title I of the
----- Employee Retirement Income Security Act of 1974 ("ERISA"), provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser or provided that the employee benefit plan has total assets in excess of $5,000,000; or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                                                                         ANNEX I
                                                                         -------
                                                                          PAGE 2


          (j)  a private business development company as defined in section
-----          202(a)(22) of the Investment Advisers Act of 1940;

          (k)  an organization described in section 501(c)(3) of the Internal
----- Revenue Code, not formed for the specific purpose of acquiring the Investor Shares, with total assets in excess of $5,000,000;

          (l)  a director or executive officer, or general partner of the
-----          Company;

          (m)  a corporation, Massachusetts or similar business trust, or
----- partnership, not formed for the specific purpose of acquiring the Investor Shares, with total assets in excess of $5,000,000;

          (n)  a trust, with total assets in excess of $5,000,000, not formed
----- for the specific purpose of acquiring the Investor Shares, and the purchase of the Investor Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

          (o)  a natural person whose individual net worth, or joint net worth
-----          with that person's spouse, at the time of his purchase exceeds
               $1,000,000;

          (p)  a natural person who had an individual income in excess of
----- $200,000 in each of 1994 and 1995 or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 1996;

          (q)  an entity in which all of the equity owners are accredited
-----          investors (described in any of (a) - (p) above).

                                                  INVESTOR:


                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:

                                                                        ANNEX II
                                                                        --------


                [Form of Managed Accounts Representation Letter]


Boston Private Bancorp, Inc.
Ten Post Office Square
Boston, MA 02109

Ladies and Gentlemen:

     The undersigned has executed or is executing as Investor a Stock Purchase Agreement (the "Agreement") by and between you and the undersigned relating to the purchase of Common Stock of Boston Private Bancorp, Inc., as indicated in such executed Agreement. Capitalized terms used herein that are not defined herein have the meaning set forth in the Agreement.

     This Managed Accounts Representation Letter will serve to advise you that in executing the Agreement, the undersigned has acted for or on behalf of one or more persons ("Accounts") pursuant to authority granted to the undersigned by each such Account.

     The undersigned hereby represents and warrants to, and covenants and agrees with, you that:

          (a) the Investor Shares being purchased under the Agreement by or for an Account are being purchased for the benefit of the Account;

          (b)  the representations and warranties of the Investor set forth in
Section 3(a)(iii) of the Agreement are true and correct as to each Account and the Investor Shares being purchased by or for such Account;

          (c) each such Account will be fully bound by and subject to the Agreement in all respects as an Investor; and

          (d) the undersigned is fully authorized by each such Account to enter into the Agreement and to execute this Managed Accounts Representation Letter for or on behalf of such Account.

                                                                        ANNEX II
                                                                        --------
                                                                          PAGE 2


     Executed as of the date as of which the Agreement is executed by the undersigned.

                                       ACCOUNT MANAGER:


                                       --------------------------------------


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       On behalf of the following accounts:

                                                                       ANNEX III
                                                                       ---------




                       NUMBER OF SHARES BENEFICIALLY OWNED

                                                                        ANNEX IV
                                                                        --------



                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:


     2. Please provide the following information, as of the Closing Date:

                 (1)                                (2)

                                           Number of shares,
        Number of Shares                   if any, which will
        which are being                    be owned after
        included in the                    completion of sale
        Registration                       of Shares included
        Statement (if all                  in the Registration
        PURCHASED, PUT ALL)                STATEMENT



     3. Have you or your organization had any position, office or other material relationship within the past three (3) years with the Company or its affiliates other than as disclosed in the Memorandum?

             Yes                                         No
         ---                                         ---

       If yes, please indicate the nature of any such relationship below:


       -------------------------------------------------------------------------


       -------------------------------------------------------------------------


       -------------------------------------------------------------------------

                                                                         ANNEX V
                                                                         -------


Attention:


                    INVESTOR'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, [an officer of, or other person duly authorized by] ______________ [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Investor in the shares evidenced by the attached certificate, and as such, sold such shares on [date] in accordance with registration statement number [fill in the number of or otherwise identify registration statement] and the requirement of delivering a current prospectus and current annual and quarterly reports by the Company has been complied with in connection with such sale.

Print or Type:

              Name of Investor
                  (Individual or
                   Institution)
                                               --------------------------------

              Name of Individual
                  representing
                  Investor (if an
                  Institution):
                                               --------------------------------
              Title of Individual
                  representing
                  Investor (if an
                  Institution):
                                               --------------------------------
Signature by:

              Individual Investor or
                  Individual representing
                  Investor:
                                               --------------------------------

                                                                       EXHIBIT 1
                                                                       ---------



                                WIRE INSTRUCTIONS


[BANK]

ABA:
     ------------
Account #:
           ------------
Account name:
               ------------
For further credit:
                    ------------
Sub account #:
               ------------